                                                                    Exhibit 1(c)

                             Wal-Mart Stores, Inc.

                               Pricing Agreement
                               -----------------


                                                                December 5, 2000


Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
England

Dear Sirs:

          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 5, 1999 (the "Underwriting Agreement"), between the Company and the Underwriters named therein, to issue and sell to Goldman Sachs International and Deutsche Bank AG London (the "Designated Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities").

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein except as modified and supplemented as follows: (i) references to the "Registration Statement" in the Underwriting Agreement shall be deemed to be references to the Company's registration statement on Form S-3 (File No. 333-82909); (ii) each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement; (iii) each reference to the "Representatives" herein and in the provisions of the Underwriting Agreement as incorporated by reference in this Pricing Agreement shall be deemed to refer to Goldman Sachs International and Deutsche Bank AG London and (iv) except as further modified, amended or supplemented by the terms and provisions of
Schedule II hereto. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Company proposes to file with the Commission on or about December 6, 2000 a final prospectus supplement to the Prospectus relating to the Designated Securities (which will be in a form reasonably approved by the Representatives).

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Designated Underwriters, and each of the Designated Underwriters agrees severally and not jointly to purchase from the Company, at the time and place and at the purchase price to the Designated Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Designated Underwriter in
Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Designated Underwriters and the Company.

                                    Very truly yours,

                                    Wal-Mart Stores, Inc.



                                    By: /s/ Rick W. Brazile
                                        ------------------------------
                                        Name:  Rick W. Brazile
                                        Title: Vice President,
                                                  Finance and Planning

Accepted as of the date hereof:


Goldman Sachs International



By: /s/ Steven Winegar
    ----------------------------


Deutsche Bank AG London



By: /s/ R.E. Thomas
    ----------------------------
    Authorized Representative



By: /s/ Karen O'Donohue
    ----------------------------
    Authorized Representative

                                  SCHEDULE I


                                                           Principal Amount of
                                                          5.75% Notes due 2030
                                                             to be Purchased
                                                             ---------------

Designated Underwriter
----------------------

Goldman Sachs International...........................     (Pounds)300,000,000
Deutsche Bank AG London...............................             200,000,000
                                                           -------------------
                 Total................................     (Pounds)500,000,000
                                                           ===================

                                  SCHEDULE II

(i)    Title of Designated Securities:

       5.75% Notes due 2030 (the "Notes").

(ii)   Aggregate Principal Amount:

       (Pounds)500,000,000.

(iii)  Initial Offering Price to the Public:

       The Designated Underwriters will offer the Notes at an initial offering price of 99.321% of the principal amount of the Notes, plus accrued interest, if any, from December 19, 2000.

(iv)   Purchase Price to Designated Underwriters:

       The purchase price to the Designated Underwriters shall be 98.696% of the principal amount of the Notes, plus accrued interest, if any, from December 19, 2000.

(v)    Specified Funds For Payment of Purchase Price:

       Immediately available funds in pounds sterling by wire.

(vi)   Indenture:

       Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of September 9, 1992, and the Second Supplemental Indenture dated as of June 1, 2000 (collectively, the "Indenture"), between the Company and Bank One Trust Company, NA, as successor in interest to The First National Bank of Chicago, as Trustee, as further modified and supplemented by the specific terms, conditions and other provisions of the Notes as set forth under the caption "Description of the Notes" in the Prospectus Supplement to be dated December 5, 2000 (the "Prospectus Supplement") relating to the Notes (and to be reflected in the global Note to be delivered at the Time of Delivery).

(vii)  Maturity:

       December 19, 2030.

(viii) Interest Rate:

       5.75% per annum from and including December 19, 2000.

       Interest shall be payable annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

(ix)   Interest Payment Dates:

       June 19 and December 19 of each year, commencing on June 19, 2001.

(x)    Record Dates:

       June 10 and December 10 of each year.

(xi)   Redemption Provisions:

       No mandatory redemption provisions.

       The Company may, at its option, redeem the Notes in whole or in part at any time after December 19, 2003 at the price specified under "Description of the Notes -- Optional Redemption" in the Prospectus Supplement relating to the Notes.

       The Company may also, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes -- Redemption Upon Tax Event" in the Prospectus Supplement relating to the Notes.

(xii)  Sinking Fund Provisions:

       None.

(xiii) Time of Delivery:

       8:00 a.m. (New York City time), December 19, 2000.

(xiv)  Closing Location:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017

(xv)   Names and Addresses of the Representatives:

       Goldman Sachs International
       Peterborough Court
       133 Fleet Street
       London EC4A 2BB
       England

       Deutsche Bank AG London
       Winchester House
       1 Great Winchester Street
       London EC2N 2DB
       England

(xvi)  Addresses for Notices:

       Goldman Sachs International
       Peterborough Court
       133 Fleet Street
       London EC4A 2BB
       England
       Attention: Debt Syndicate Desk
       Fax: +44 20 7774 2300


       Deutsche Bank AG London
       Winchester House
       1 Great Winchester Street
       London EC2N 2DB
       England
       Attention: Syndicate Desk
       Fax: +44 20 7541 1173

(xii)  Other Matters:

       (A) Each Designated Underwriter hereby represents to, and agrees with, the Company that:

                    (1) it has not offered or sold and prior to the date six months after the Time of Delivery will not offer or sell Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                    (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

                    (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

       (B) With respect to matters of New York law, Hughes & Luce, L.L.P. may rely on a written opinion of Fulbright & Jaworski L.L.P. to be delivered to the Designated Underwriters at the Time of Delivery.

       (C) As an additional condition for purposes of Section 7 of the Underwriting Agreement, Linklaters, English counsel to the Designated Underwriters, shall deliver to the Designated Underwriters such opinion or opinions with respect to (i) the absence of any requirement for any consent, approval, authorization, order, registration, filing or qualification of or with any English or other U.K. court or governmental agency or body (except as have been obtained or made and specified in such opinion or opinions),
            (ii) the accuracy of the description of U.K. tax consequences to holders in the Prospectus Supplement, and (iii) other related matters as the Designated Underwriters shall reasonably request.

       (D) Notwithstanding any provision of the Underwriting Agreement to the contrary, Deutsche Bank Securities Inc. shall be deemed to have executed and delivered the Underwriting Agreement.